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                                   EXHIBIT 16

                                   February 23, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read Item 8 of the Report on Form 10KSB of Regal International Inc. (Commission File Number 1-8334) and we agree with the statements contained therein as they relate to our firm.

Yours very truly,

/s/ Pannell Kerr Forster

Pannell Kerr Forster of Texas, P.C.

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